                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2003




                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)





          Delaware                      1-10762                 77-0196707
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)




                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 16, 2003, Harvest Natural Resources, Inc. (the "Company") entered into an agreement to sell our equity investment consisting of our 34 percent interest in LLC Geoilbent ("Geoilbent") to a nominee of the YUKOS Oil Company, a Russian oil and gas company, for cash of $75.0 million, which included $5.5 million as repayment of an inter-company loan and payables owed to us by Geoilbent. The proceeds of the sale were reduced by approximately $2.0 million of selling costs (primarily consulting and legal fees). The Company was paid a $2.0 million earnest money deposit and the balance of $73.0 million was deposited in a third-party escrow account with closing conditioned upon final consents from the Russian Ministry for Antimonopoly Policy and Support for Entrepreneurship and the European Bank for Reconstruction and Development. These consents have been received and closing occurred on September 25, 2003. The amount of consideration that the Company received for this sale was determined by arms'-length negotiations between the Company and the purchaser's representatives.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Not applicable.

(b)  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The Unaudited Pro Forma Condensed Consolidated Financial Information reflects the disposition of the entire 34 percent investment in Geoilbent and repayment of intercompany loan and payables. The Pro Forma adjustments reflect a net gain after tax of $31.9 million which is not reflected in the unaudited pro forma condensed consolidated statements of operations. The estimated taxable gain on the sale will be offset by net operating losses for U.S. federal income tax purposes.

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 assumes the disposition transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 assume the disposition occurred at the beginning of the earliest period presented. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the disposition transaction.

     The unaudited pro forma condensed consolidated financial statements do not purport to represent what the Company's results of operations would have been if such transactions had occurred on such dates. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.


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
                HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                               AS OF
                                              JUNE 30,     PRO-FORMA
                                               2003      ADJUSTMENTS(1)   PRO FORMA
                                             ---------   --------------   ---------
                                                     (Amounts in thousands)
ASSETS:
Cash and Marketable Securities               $  76,873     $  73,000      $ 149,873
Intercompany Note and Account Receivable         4,968        (4,968)            --
Investment in Geoilbent                         34,872       (35,672)            --
                                                                 800
Other Assets                                   219,027            --        219,027
                                             ---------     ---------      ---------
     Total                                   $ 335,740     $  33,160      $ 368,900
                                             =========     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities                          $  50,684     $     420      $  51,104
Long Term Debt                                 100,017                      100,017
Other Liabilities and Minority Interest         28,485                       28,485
Deferred Income                                     --           800            800
Stockholders' Equity                           156,554        31,940        188,494
                                             ---------     ---------      ---------
     Total                                   $ 335,740     $  33,160      $ 368,900
                                             =========     =========      =========


(1) To record the sales price ($75.0 million) less selling expenses ($2.0 million) of the entire 34 percent equity interest in Geoilbent, repayment of an intercompany note and other receivables, alternative minimum tax ($400) offset by a valuation allowance, and state income tax ($20) on the gain. No deferred taxes have been provided due to the utilization of net operating loss carry forward and the reversal of our valuation allowance. The Company accrued as deferred income 34 percent of Geoilbent's actual second quarter and estimated third quarter operating results. The Company reports Geoilbent's equity income with a one quarter delay.


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
                HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                 FOR THE SIX
                                                MONTHS ENDED       PRO-FORMA
                                                JUNE 30, 2003    ADJUSTMENTS(2)       PRO FORMA
                                                -------------    --------------       ---------
                                                              (Amounts in thousands)
Income from Consolidated Companies                $  3,174         $                  $  3,174
Equity in Net Income (Loss) of
     Affiliated Companies                          (17,428)            17,428               --
                                                  --------         ----------         --------
     Net Income (Loss)                            $(14,254)        $   17,428         $  3,174
                                                  ========         ==========         ========

Net Income (Loss) Per Common Share:
     Basic                                        $  (0.40)                           $   0.09
     Diluted                                      $  (0.40)                           $   0.09

     (2)  To reverse the Net Loss from Geoilbent


                HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                FOR THE TWELVE
                                                 MONTHS ENDED        PRO-FORMA
                                              DECEMBER 31, 2002    ADJUSTMENTS(2)        PRO FORMA
                                              -----------------    --------------        ---------
                                                              (Amounts in thousands)
Income from Consolidated Companies                $ 100,197          $                   $ 100,197
Equity in Net Income (Loss) of
     Affiliated Companies                               165             (1,647)             (1,482)
                                                  ---------          ---------           ---------
     Net Income (Loss)                            $ 100,362          $  (1,647)          $  98,715
                                                  =========          =========           =========

Net Income (Loss) Per Common Share:
     Basic                                        $    2.90                              $    2.85
     Diluted                                      $    2.78                              $    2.73

     (2) To reverse the Net Income from Geoilbent


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
(b)  EXHIBITS

     10.1 Sale and Purchase Agreement dated September 16, 2003 between the Company and a nominee of the YUKOS Oil Company, regarding the sale of the Company's 34 percent interest in LLC Geoilbent.

     99.1 Press Release dated September 25, 2003 announcing the closing of Harvest Natural Resources sale of its Russian interest.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of October 2003.


                                         HARVEST NATURAL RESOURCES, INC.

                                         /s/ Kurt A. Nelson
                                         ---------------------------------------
                                         Kurt A. Nelson
                                         Vice President and Controller


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
                              INDEX TO EXHIBITS


Item
Number    Exhibit
------    -------
10.1 Sale and Purchase Agreement dated September 16, 2003 between the Company and a nominee of the YUKOS Oil Company, regarding the sale of the Company's 34 percent interest in LLC Geoilbent.

99.1 Press Release dated September 25, 2003 announcing the closing of Harvest Natural Resources sale of its Russian interest.


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